                                                                    Exhibit 4.23

                 FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         FOURTH AMENDMENT TO REVOLVING CREDIT AGREEMENT ("Fourth Amendment"), dated as of January 15, 1998, among Philadelphia Suburban Water Company, a Pennsylvania corporation (the "Borrower"), the Banks signatory hereto (the "Banks"), and Mellon Bank, N.A., in its capacity as agent for the Banks hereunder (hereafter the "Agent").


                               W I T N E S S E T H

         WHEREAS, the Borrower, the Agent and the Banks are parties to a Revolving Credit Agreement dated as of March 17, 1994, as amended by a First Amendment to Revolving Credit Agreement dated as of May 22, 1995, and as further amended by a letter agreement dated July 21, 1995, and as further amended by a Third Amendment to Revolving Credit Agreement dated as of December 20, 1996 (as amended, modified and/or extended, the "Loan Agreement"), pursuant to which the Banks agreed to make available to the Borrower certain credit facilities upon the terms and conditions specified in the Loan Agreement; and

         WHEREAS, the parties wish to amend certain terms and conditions of the Loan Agreement, as hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto, intending to be legally bound hereby, agree to amend the Loan Agreement as herein stated.

         1. Effect of Prior Agreements.

                  This Fourth Amendment is intended to amend the Loan Agreement as it has been in effect to the date hereof and as it shall be amended on and after the date hereof. All capitalized terms used herein as defined terms shall have the meanings ascribed to them in the Loan Agreement unless herein provided to the contrary.

         2. Amendments.

                  (a) The definition of "Revolving Credit Commitment Termination Date" in Article I of the Loan Agreement is hereby amended in its entirety to read as follows:

                           "Revolving Credit Commitment Termination Date" means
                  the earlier of (A) January 1, 2000, (B) the date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 2.03(a) hereof, or (C) the date the Revolving Credit Commitments are terminated pursuant to Article VIII hereof.

              (b) Section 2.01 of the Loan Agreement is hereby amended in its entirety to read as follows:

                           2.01 The Revolving Credit Commitment. The maximum
                  aggregate amount the Banks shall be obligated to lend to the Borrower at any given time under this Agreement shall be Fifty Million Dollars ($50,000,000), as such amount may have been reduced under Section 2.03 hereof (the "Revolving Credit Commitment").

                  (c) Schedule 1.01(a) is hereby replaced with Third Replacement
Schedule 1.01(a) attached hereto and made a part hereof. Any and all references to Schedule 1.01(a) shall be deemed to refer to Third Replacement Schedule 1.01(a).

         3. Conditions. To induce the Agent and Banks to enter into this Fourth Amendment and to extend the Loans contemplated herein, the Borrower shall perform the following conditions to the Agent's and the Banks' satisfaction prior to the Banks' acting in reliance hereon:

                  (a) The Borrower shall execute and deliver to the Banks this Fourth Amendment, a Fourth Allonge to Revolving Credit Note in favor of each of the Banks (the "Fourth Allonges") and all other documents as the Banks may require; and

                  (b) The Borrower shall deliver all other documents and certificates reasonably requested by the Agent.

         4. Representations and Warranties. The Borrower hereby represents and warrants that:

                  (a) The representations and warranties contained in the Loan Agreement and in each certificate, document or financial statement furnished by the Borrower delivered therewith or in connection with any other Loan Document are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

                  (b) No Event of Default, and to the Borrower's knowledge no event which with the passage of time or the giving of notice or both could become an Event of Default, exists on the date hereof, and no offsets or defenses exist against the Borrower's obligations under the Loan Agreement or the documents delivered in connection therewith.

                  (c) This Fourth Amendment and the Fourth Allonges have been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general principles of equity.

                  (d) The execution, delivery and performance of this Fourth Amendment and the Fourth Allonges will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which the Borrower is a party or by which the Borrower or the Borrower's properties are bound nor result in the creation of any lien, charge or encumbrance upon any assets of the Borrower.

                  (e) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Borrower of this Fourth Amendment and the Fourth Allonges.

         5. Reaffirmation. The Borrower hereby affirms and reaffirms to the Agent and the Banks all of the terms, covenants, and conditions contained in the Loan Agreement including, without limitation, those contained in Article VI of the Loan Agreement and agrees to abide thereby until all of the obligations to the Banks are satisfied and/or discharged in their entirety.

         6. Miscellaneous.

                  (a) All terms, conditions, provisions and covenants in the Loan Agreement, the Notes, as amended by the Fourth Allonges, and all other Loan Documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby and are hereby ratified and confirmed.

                  (b) This Fourth Amendment shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

                  (c) This Fourth Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

                  (d) This Fourth Amendment may be executed in one or more counterparts, and by different parties on different counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument, and in making proof of this Fourth Amendment it shall be necessary only to produce one counterpart.

                  (e) This Fourth Amendment shall have effect as of its date.

                  (f) To the extent an Event of Default exists on the date hereof, any and all undertakings of the Agent and the Banks under or pursuant to this Fourth Amendment shall not be deemed a waiver by the Agent or the Banks of any such Event of Default or any of the Agent's or the Banks' rights and remedies under the Loan Agreement and/or applicable law; and the Banks hereby reserve any and all such rights and remedies.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the day and year first above written.


ATTEST:                                 PHILADELPHIA SUBURBAN WATER
                                        COMPANY


By: Patricia M. Mycek                    By Michael P. Graham
    -------------------------              -------------------------------
Name:  Patricia M. Mycek                Name:  Michael P. Graham
Title: Secretary                        Title: Senior Vice President
                                                    - Finance & Treasurer
                                        Address:    762 Lancaster Avenue
                                                    Bryn Mawr, PA 19010
                                        Tel. No:    (610) 645-1087
                                        Telecopy:   (610) 645-1061


                                        MELLON BANK, N.A.


                                        By: Anthony R. Caringi
                                            ------------------------------
                                        Name: Anthony R. Caringi
                                        Title: Vice President
                                        Address:  Plymouth Meeting
                                                  Executive Campus
                                                  610 West Germantown Pike
                                                  Suite 200
                                                  Plymouth Meeting, PA 19462
                                        Tel. No:  (610) 941-4182
                                        Telecopy: (610) 941-4136


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By: Frank Pugliese
                                            ------------------------------
                                        Name: Frank Pugliese
                                        Title: Banking Officer
                                        Address:  Valley Forge Regional
                                                  Banking Center, Suite 200
                                                  1000 West Lakes Drive
                                                  Berwyn, PA 19312
                                        Tel. No:  (610) 725-5731
                                        Telecopy: (610) 725-5799

                                        FIRST UNION NATIONAL BANK, (formerly
                                        known as First Union National Bank of
                                        North Carolina) (successor to First
                                        Fidelity Bank, National Association)


                                        By: Michael J. Kolosowsky
                                            ------------------------------------
                                        Name:  Michael J. Kolosowsky
                                        Title: Vice President
                                        Address:  One First Union Center
                                                  301 South College Street
                                                  Charlotte, NC  28288
                                        Tel. No:  (704) 383-0510
                                        Telecopy: (704) 383-6670


                                        CORESTATES BANK, N.A. (successor to
                                        Meridian Bank)


                                        By: Anthony D. Braxton
                                            ------------------------------------
                                        Name: Anthony D. Braxton
                                        Title: Vice President
                                        Address: FC 1-8-11-28
                                                  1339 Chestnut Street
                                                  P.O. Box 7618
                                                  Philadelphia, PA 19101-7618
                                        Tel. No:  (215) 786-4353
                                        Telecopy: (215) 786-7721

                       THIRD REPLACEMENT SCHEDULE 1.01(a)


   Name and Address                       Amount of Commitment
      of Bank                         for Revolving Credit Loans     Percentage
   ----------------                   --------------------------     ----------

1. Mellon Bank, N.A.                      $31,666,666.67               63 1/3%
   Plymouth Meeting
   Executive Campus
   610 West Germantown Pike
   Suite 200
   Plymouth Meeting, PA  19462
   Attn: Anthony R. Caringi
         Vice President
   Tel: (610) 941-4182
   Fax: (610) 941-4136

   Mellon Bank, N.A.
   Attn: Loan Administration,
         Flossie Bowers
   Mellon Independence Center
   199-5220
   701 Market Street
   Philadelphia, PA 19106
   Tel: (215) 553-3414
   Fax: (215) 553-4789 or
        (215) 553-1016

2. PNC Bank, National Association          $6,666,666.66               13 1/3%
   Valley Forge Regional Banking
     Center, Suite 200
   1000 West Lakes Drive
   Berwyn, PA 19312
   Attn:  Frank Pugliese
          Banking Officer
   Tel:   (610) 725-5731
   Fax:   (610) 725-5799

3. First Union National Bank of            $6,666,666.67               13 1/3%
    North Carolina
   One First Union Center
   301 South College Street
   Charlotte, NC 28288
   Attn:  Michael J. Kolosowsky
          Vice President
   Tel:   (704) 383-0510
   Fax:   (704) 383-6670


4. CoreStates Bank, N.A.                   $5,000,000.00               10    %
   FC 1-8-11-28
   1339 Chestnut Street
   P.O. Box 7618
   Philadelphia, PA 19101-7618
                                          --------------
   TOTAL REVOLVING CREDIT
   COMMITMENTS:                           $50,000,000.00              100    %
                                          ==============              ===

                     FOURTH ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT



BORROWER:                           Philadelphia Suburban Water Company


PAYEE:                              Mellon Bank, N.A.


DATE OF NOTE:                       March 17, 1994


DUE DATE (AS AMENDED):              January 1, 2000


ORIGINAL PRINCIPAL
AMOUNT:                             $12,666,666.67


PRINCIPAL AMOUNT
(AS AMENDED):                       $31,666,666.67



                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by increasing the maximum principal amount permitted to be borrowed thereunder to $31,666,666.67.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Fourth Allonge to be executed by its duly authorized officer as of the 15th day of January, 1998.

                  Attest:         PHILADELPHIA SUBURBAN WATER COMPANY


By: Patricia M. Mycek             By: Michael P. Graham
    ---------------------             ---------------------
                                      Michael P. Graham
                                      Senior Vice President -
                                      Finance and Treasurer

STATE OF Pennsylvania         :         SS.
COUNTY OF Montgomery          :

         On the 15th day of January, 1998, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                       Suzanne Falcone
                                                       ---------------
                                                       Notary Public

My Commission expires:

August 27, 2001

                     FOURTH ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT



BORROWER:                  Philadelphia Suburban Water Company


PAYEE: First Union National Bank, formerly known as First Union National Bank of North Carolina (successor to First Fidelity Bank, National Association)


DATE OF NOTE:              March 17, 1994 `

DUE DATE (AS AMENDED):     January 1, 2000


ORIGINAL PRINCIPAL
AMOUNT:                   $2,666,666.67


PRINCIPAL AMOUNT
(AS AMENDED):             $6,666,666.67

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by increasing the maximum principal amount permitted to be borrowed thereunder to $6,666,666.67.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Fourth Allonge to be executed by its duly authorized officer as of the 15th day of January, 1998.

Attest:                                     PHILADELPHIA SUBURBAN WATER
                                            COMPANY

By: Patricia M. Mycek                       By:  Michael P. Graham
    ----------------------                       -----------------------
                                                 Michael P. Graham
                                                 Senior Vice President -
                                                 Finance and Treasurer

STATE OF Pennsylvania         :         SS..
COUNTY OF Montgomery          :

         On the 15th day of January, 1998, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                       Suzanne Falcone
                                                       ---------------
                                                       Notary Public

My Commission expires:

August 27, 2001

                     FOURTH ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT



BORROWER:                  Philadelphia Suburban Water Company


PAYEE:                     CoreStates Bank, N.A. (successor to Meridian Bank)


DATE OF NOTE:              March 17, 1994


DUE DATE (AS AMENDED):     January 1, 2000


ORIGINAL PRINCIPAL
AMOUNT:                    $3,000,000.00


PRINCIPAL AMOUNT
(AS AMENDED):              $5,000,000.00

                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by increasing the maximum principal amount permitted to be borrowed thereunder to $5,000,000.00.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Fourth Allonge to be executed by its duly authorized officer as of the 15th day of January, 1998.

Attest:                              PHILADELPHIA SUBURBAN WATER
                                     COMPANY

By:  Patricia M. Mycek               By: Michael P. Graham
     -------------------                 -------------------------------
                                            Michael P. Graham
                                            Senior Vice President -
                                            Finance and Treasurer

STATE OF Pennsylvania         :         SS..
COUNTY OF Montgomery          :

         On the 15th day of January, 1998, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                       Suzanne Falcone
                                                       ---------------
                                                       Notary Public

My Commission expires:

August 27, 2001

                     FOURTH ALLONGE TO REVOLVING CREDIT NOTE
                      ENDORSEMENT SEPARATE FROM INSTRUMENT



BORROWER:                  Philadelphia Suburban Water Company


PAYEE:                     PNC Bank, National Association


DATE OF NOTE:              March 17, 1994


DUE DATE (AS AMENDED):     January 1, 2000


ORIGINAL PRINCIPAL
AMOUNT:                    $4,000,000.00


PRINCIPAL AMOUNT
(AS AMENDED):              $6,666,666.66



                  This Allonge shall be and remain attached to and shall constitute an integral part of the above-described Revolving Credit Note from and after the date hereof.

                  The Revolving Credit Note is hereby amended by increasing the maximum principal amount permitted to be borrowed thereunder to $6,666,666.66.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound, has caused this Fourth Allonge to be executed by its duly authorized officer as of the 15th day of January, 1998.


     Attest:                            PHILADELPHIA SUBURBAN WATER COMPANY

     By:  Patricia M. Mycek             By: Michael P. Graham
          --------------------              -------------------------------
                                            Michael P. Graham
                                            Senior Vice President -
                                            Finance and Treasurer

STATE OF Pennsylvania         :         SS..
COUNTY OF Montgomery          :

         On the 15th day of January, 1998, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared Michael P. Graham, who acknowledged himself to be the Senior Vice President - Finance and Treasurer of Philadelphia Suburban Water Company, a Pennsylvania corporation, and that he as such officer being authorized to do so, executed and delivered the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


                                                       Suzanne Falcone
                                                       ---------------
                                                       Notary Public

My Commission expires:

August 27, 2001

                       PHILADELPHIA SUBURBAN WATER COMPANY

                             Secretary's Certificate




         I, the undersigned, Corporate Secretary of PHILADELPHIA SUBURBAN WATER COMPANY (the "Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania, DO HEREBY CERTIFY that by Unanimous Consent of the Board of Directors of said Company dated January 7, 1998, the resolution attached to this Secretary's Certificate as Exhibit A was unanimously adopted and has not been modified or rescinded and is now in full force and effect; and that the same is not in contravention or in conflict with the By-laws or Articles of Incorporation of said Company and is in accord therewith and pursuant thereto.

         IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said Company this 19th January, 1998.

                                          Patricia M. Mycek
                                          --------------------
                                          Patricia M. Mycek
                                          Secretary


[CORPORATE SEAL]